UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 31, 2022

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Texas AND Virginia	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, No Par Value	ATO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Three Year Credit Agreement

On March 31, 2022, Atmos Energy Corporation (the “Company”) entered into the First Amendment to Revolving Credit Agreement (the “Three Year Credit Agreement Amendment”), which amended the Company’s Revolving Credit Agreement, dated as of March 31, 2021 (as amended by the Three Year Credit Agreement Amendment, the “Three Year Credit Agreement”), with Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”) as Administrative Agent and the lenders named therein. The Three Year Credit Agreement provides the Company with a $900 million senior unsecured revolving credit facility (the “Three Year Credit Facility”). The Three Year Credit Agreement Amendment (i) extended the maturity date of the Three Year Credit Facility from March 31, 2024 to March 31, 2025 and (ii) replaced the London interbank offered rate (the “LIBO Rate”) with the forward-looking term rate based on the secured overnight financing rate (the “SOFR Rate”) as the interest rate benchmark. The Company may continue, at its option, to also borrow revolving loans under the Three Year Credit Agreement that incur interest based on the Base Rate (as defined in the Three Year Credit Agreement).

Five Year Credit Agreement

On March 31, 2022, the Company also entered into the First Amendment to Revolving Credit Agreement (the “Five Year Credit Agreement Amendment” and, together with the Three Year Credit Agreement Amendment, the “Amendments”), which amended the Company’s Revolving Credit Agreement, dated as of March 31, 2021 (as amended by the Five Year Credit Agreement Amendment, the “Five Year Credit Agreement”), with Crédit Agricole as the Administrative Agent and the lenders named therein. The Five Year Credit Agreement provides the Company with a $1.5 billion senior unsecured revolving credit facility (the “Five Year Credit Facility”). The Five Year Credit Agreement Amendment (i) extended the maturity date of the Five Year Credit Facility from March 31, 2026 to March 31, 2027 and (ii) replaced the LIBO Rate with the SOFR Rate as the interest rate benchmark. The Company may continue, at its option, to also borrow revolving loans under the Five Year Credit Agreement that incur interest based on the Base Rate (as defined in the Five Year Credit Agreement).

The summary of each Amendment in this report does not purport to be complete and is qualified by reference to the full text of the Three Year Credit Agreement Amendment and the Five Year Credit Agreement Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	First Amendment to Revolving Credit Agreement, dated as of March 31, 2022, among Atmos Energy Corporation, Crédit Agricole Corporate and Investment Bank, as the Administrative Agent, the agents, arrangers and bookrunners named therein, and the lenders named therein.

10.2	First Amendment to Revolving Credit Agreement, dated as of March 31, 2022, among Atmos Energy Corporation, Crédit Agricole Corporate and Investment Bank, as the Administrative Agent, the agents, arrangers and bookrunners named therein, and the lenders named therein.

104	Cover Page Interactive Data File. The cover page interactive data file does not appear in the interactive data file because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: April 1, 2022	By:	/s/ Daniel M. Meziere
Daniel M. Meziere
Vice President of Investor Relations and Treasurer